Exhibit 99.1

Semtech Announces First Quarter of Fiscal Year 2022 Results

CAMARILLO, Calif.--(BUSINESS WIRE)--June 2, 2021--Semtech Corporation (Nasdaq: SMTC), a leading supplier of high performance analog and mixed-signal semiconductors and advanced algorithms, today reported unaudited financial results for its first quarter of fiscal year 2022, which ended May 2, 2021.

Highlights for the First Fiscal Quarter 2022

  Q1 FY2022 net sales of $170.4 million increased 3% sequentially and 28% year-over-year
  GAAP and non-GAAP gross margin grew sequentially 50bps
  GAAP Operating income increased 14x sequential net sales growth and non-GAAP Operating income increased 2x sequential net sales growth
  Wireless and Sensing products group net sales increased 7% sequentially and 78% year-over-year for a new record that included record net sales for our LoRa® platforms and proximity sensing products
  Record quarterly bookings including records for our LoRa platforms, Tri-Edge™ and broad-based Industrial Protection devices
  Repurchased 360,942 shares for $25.0 million during Q1 FY2022

Results on a GAAP basis for the First Fiscal Quarter 2022

  Net sales were $170.4 million
  GAAP Gross margin was 61.5%
  GAAP SG&A expense was $38.8 million
  GAAP R&D expense was $36.8 million
  GAAP Operating margin was 16.4%
  GAAP Net income attributable to common stockholders was $23.5 million or $0.36 per diluted share

To facilitate a complete understanding of comparable financial performance between periods, the Company also presents performance results that exclude certain non-cash items and items that are not considered reflective of the Company’s core results over time. These non-GAAP financial measures exclude certain items and are described below under “Non-GAAP Financial Measures.”

Results on a Non-GAAP basis for the First Fiscal Quarter 2022 (see the list of non-GAAP measures and the reconciliation of these to the most comparable GAAP measures set forth in the tables below under "Supplemental Information: Reconciliation of GAAP to Non-GAAP Results")

  Non-GAAP Gross margin was 62.0%
  Non-GAAP SG&A expense was $31.1 million
  Non-GAAP R&D expense was $33.0 million
  Non-GAAP Operating margin was 24.3%
  Non-GAAP Net income attributable to common stockholders was $34.8 million or $0.53 per diluted share

Mohan Maheswaran, Semtech’s President and Chief Executive Officer, stated, “We are pleased with the strong start to FY22 led by the strength from the IoT, Optical Infrastructure and Mobile segments. We believe we are very well positioned to continue the recent momentum into our fiscal Q2 as record demand, record bookings and record starting backlog highlight the underlying strength of our core growth engines and should enable the Company to deliver a record financial performance in FY22."

Second Fiscal Quarter 2022 Outlook

Both the GAAP and non-GAAP second fiscal quarter 2022 outlook below take into account, based on the Company's current estimates, the uncertain, but potential negative impact to the Company of the ongoing COVID-19 pandemic on global economic conditions and on the Company's business operations, net sales and operating results, as well as export restrictions pertaining to Huawei and certain of its affiliates and other entities identified by the U.S. government. The Company is unable to predict the full impact such challenges may have on its future results of operations.

GAAP Second Fiscal Quarter 2022 Outlook

  Net sales are expected to be in the range of $177.0 million to $187.0 million
  GAAP Gross margin is expected to be in the range of 61.3% to 62.3%
  GAAP SG&A expense is expected to be in the range of $41.6 million to $42.6 million
  GAAP R&D expense is expected to be in the range of $35.0 million to $36.0 million
  GAAP Intangible amortization expense is expected to be approximately $1.3 million
  GAAP Interest and other expense, net is expected to be approximately $1.5 million
  GAAP Effective tax rate is expected to be in the range of 9% to 11%
  GAAP Earnings per diluted share are expected to be in the range of $0.40 to $0.48
  Fully-diluted share count is expected to be approximately 66.2 million shares
  Share-based compensation is expected to be approximately $12.8 million, categorized as follows: $0.7 million cost of sales, $8.1 million SG&A, and $4.0 million R&D
  Capital expenditures are expected to be approximately $10.0 million
  Depreciation expense is expected to be approximately $6.5 million

Non-GAAP Second Fiscal Quarter 2022 Outlook (see the list of non-GAAP measures and the reconciliation of these to the most comparable GAAP measures set forth in the tables below under "Reconciliation of GAAP to Non-GAAP Outlook")

  Non-GAAP Gross margin is expected to be in the range of 61.7% to 62.7%
  Non-GAAP SG&A expense is expected to be in the range of $33.0 million to $34.0 million
  Non-GAAP R&D expense is expected to be in the range of $31.0 million to $32.0 million
  Non-GAAP normalized tax rate for FY2022 is expected to be approximately 13%
  Non-GAAP Earnings per diluted share are expected to be in the range of $0.57 to $0.65

Webcast and Conference Call

Semtech will be hosting a conference call today to discuss its first fiscal quarter 2022 results at 2:00 p.m. Pacific time. An audio webcast will be available on Semtech’s website at www.semtech.com in the “Investor Relations” section under “Investor News.” A replay of the call will be available through June 30, 2021 at the same website or by calling (877) 660-6853 and entering conference ID 13716891.

Non-GAAP Financial Measures

To supplement the Company's consolidated financial statements prepared in accordance with GAAP, this release includes a presentation of select non-GAAP measures. The Company’s non-GAAP measures of gross margin, SG&A expense, R&D expense, operating margin, net income attributable to common stockholders, earnings per diluted share and normalized tax rate exclude the following items, if any:

  Share-based compensation
  Amortization of purchased intangibles, impairments and credit loss reserves
  Restructuring, transaction and other acquisition or disposition-related gains or losses
  Litigation expenses or dispute settlement charges or gains
  Cumulative other reserves associated with historical activity including environmental and pension
  Equity in net gains or losses of equity method investments
  Loss on early extinguishment of debt
  Interest income from debt investments
  Changes in the fair value of contingent earn-out obligations

To provide additional insight into the Company's second quarter outlook, this release also includes a presentation of forward-looking non-GAAP measures. Management believes that the presentation of these non-GAAP financial measures provide useful information to investors regarding the Company’s financial condition and results of operations because these non-GAAP financial measures are adjusted to exclude the items identified above because such items are either operating expenses which would not otherwise have been incurred by the Company in the normal course of the Company’s business operations, or are not reflective of the Company’s core results over time. These excluded items may include recurring as well as non-recurring items, and no inference should be made that all of these adjustments, charges, costs or expenses are unusual, infrequent or non-recurring. For example: certain restructuring and integration-related expenses (which consist of employee termination costs, facility closure or lease termination costs, and contract termination costs) may be considered recurring given the Company’s ongoing efforts to be more cost effective and efficient; certain acquisition and disposition-related adjustments or expenses may be deemed recurring given the Company's regular evaluation of potential transactions and investments; and certain litigation expenses or dispute settlement charges or gains (which may include estimated losses for which the Company may have established a reserve, as well as any actual settlements, judgments, or other resolutions against, or in favor of, the Company related to litigation, arbitration, disputes or similar matters, and insurance recoveries received by the Company related to such matters) may be viewed as recurring given that the Company may from time to time be involved in, and may resolve, litigation, arbitration, disputes, and similar matters.

Notwithstanding that certain adjustments, charges, costs or expenses may be considered recurring, in order to provide meaningful comparisons, the Company believes that it is appropriate to exclude such items because they are not reflective of the Company's core results and tend to vary based on timing, frequency and magnitude.

These non-GAAP financial measures are provided to enhance the user's overall understanding of the Company's comparable financial performance between periods. In addition, the Company’s management generally excludes the items noted above when managing and evaluating the performance of the business. The financial statements provided with this release include reconciliations of these non-GAAP measures to their most comparable GAAP measures for the first and fourth quarters of fiscal year 2021 and the first quarter of fiscal year 2022, along with a reconciliation of forward-looking non-GAAP measures (other than the non-GAAP normalized tax rate) to their most comparable GAAP measures for the second quarter of fiscal year 2022. Beginning with fiscal year 2022, the Company adopted a full-year, normalized tax rate for the computation of the non-GAAP income tax provision in order to provide better comparability across the interim reporting periods by reducing the quarterly variability in non-GAAP tax rates that can occur throughout the year. In estimating the full-year non-GAAP normalized tax rate, the Company utilized a full-year financial projection that considers multiple factors such as changes to the Company’s current operating structure, existing positions in various tax jurisdictions, the effect of key tax law changes, and other significant tax matters to the extent they are applicable to the full fiscal year financial projection. In addition to the adjustments described above, this normalized tax rate excludes the impact of share-based awards and the amortization of acquisition-related intangible assets. For fiscal year 2022, the Company’s projected non-GAAP normalized tax rate is 13% and will be applied to each quarter of fiscal year 2022. The Company’s non-GAAP normalized tax rate on non-GAAP net income may be adjusted during the year to account for events or trends that the Company believes materially impact the original annual non-GAAP normalized tax rate including, but not limited to, significant changes resulting from tax legislation, acquisitions, entity structures or operational changes and other significant events. The Company is unable to include a reconciliation of the forward-looking measure of the non-GAAP normalized tax rate to the corresponding GAAP measure as this is not available without unreasonable efforts due to the high variability and low visibility with respect to the impact of share-based awards and the amortization of acquisition-related intangible assets that are excluded from this non-GAAP measure. The Company expects the variability of the above charges to have a potentially significant impact on its GAAP financial results. These additional non-GAAP financial measures should not be considered substitutes for any measures derived in accordance with GAAP and may be inconsistent with similar measures presented by other companies.

Forward-Looking and Cautionary Statements

This press release contains "forward-looking statements" within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended, based on the Company’s current expectations, estimates and projections about its operations, industry, financial condition, performance, results of operations, and liquidity. Forward-looking statements are statements other than historical information or statements of current condition and relate to matters such as future financial performance including the second quarter of fiscal year 2022 outlook and our expectations for growth momentum and record financial results for our fiscal year 2022; the potential for a negative impact associated with the current supply chain tightness and any associated disruptions; the potential for a negative impact of the COVID-19 pandemic on global economic conditions and on the Company's business operations, net sales and operating results; the Company’s expectations concerning the negative impact on the Company’s results of operations from its inability to ship certain products and provide certain support services due to the export restrictions including export restrictions with respect to Huawei and certain of its affiliates and other entities identified by the U.S. government; future operational performance; the anticipated impact of specific items on future earnings; and the Company’s plans, objectives and expectations. Statements containing words such as “may,” “believes,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “estimates,” “should,” “will,” “designed to,” “projections,” or “business outlook,” or other similar expressions constitute forward-looking statements.

Forward-looking statements involve known and unknown risks and uncertainties that could cause actual results and events to differ materially from those projected. Potential factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: the uncertainty surrounding the impact and duration of the COVID-19 pandemic on global economic conditions and on the Company's business and results of operations; export restrictions and laws affecting the Company's trade and investments including with respect to Huawei and certain of its affiliates and other entities identified by the U.S. government, and tariffs or the occurrence of trade wars; competitive changes in the marketplace including, but not limited to, the pace of growth or adoption rates of applicable products or technologies; downturns in the business cycle; decreased average selling prices of the Company’s products; the Company’s reliance on a limited number of suppliers and subcontractors for components and materials; changes in projected or anticipated end-user markets; the Company’s ability to forecast its annual non-GAAP normalized tax rate due to material changes that could occur during the fiscal year, which could include, but are not limited to, significant changes resulting from tax legislation, acquisitions, entity structures or operational changes and other significant events; and the Company's ability to forecast and achieve anticipated net sales and earnings estimates in light of periodic economic uncertainty, including impacts arising from Asian, European and global economic dynamics. Additionally, forward-looking statements should be considered in conjunction with the cautionary statements contained in the risk factors disclosed in the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 2021, subsequent Quarterly Reports on Form 10-Q, and other filings with the Securities and Exchange Commission, and in material incorporated therein, including, without limitation, information under the captions “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors.” In light of the significant risks and uncertainties inherent in the forward-looking information included herein that may cause actual performance and results to differ materially from those predicted, any such forward-looking information should not be regarded as representations or guarantees by the Company of future performance or results, or that its objectives or plans will be achieved or that any of its operating expectations or financial forecasts will be realized. Reported results should not be considered an indication of future performance. Investors are cautioned not to place undue reliance on any forward-looking information contained herein, which reflect management’s analysis only as of the date hereof. Except as required by law, the Company assumes no obligation to publicly release the results of any update or revision to any forward-looking statements that may be made to reflect new information, events or circumstances after the date hereof or to reflect the occurrence of unanticipated or future events, or otherwise.

About Semtech

Semtech Corporation is a leading supplier of high performance analog, mixed-signal semiconductors and advanced algorithms for infrastructure, high-end consumer, and industrial end markets. Products are designed to benefit the engineering community as well as the global community. The Company is dedicated to reducing the impact it, and its products, have on the environment. Internal green programs seek to reduce waste through material and manufacturing control, use of green technology and designing for resource reduction. Publicly traded since 1967, Semtech is listed on the NASDAQ Global Select Market under the symbol SMTC. For more information, visit http://www.semtech.com.

Semtech, the Semtech logo and LoRa are registered trademarks or service marks of Semtech Corporation or its subsidiaries.

SMTC-F

SEMTECH CORPORATION CONDENSED CONSOLIDATED STATEMENTS OF INCOME (in thousands, except per share data) (unaudited)

	Three Months Ended
	May 2, 2021	January 31, 2021	April 26, 2020
	Q122	Q421	Q121
Net sales	$170,372	$164,673	$132,702
Cost of sales	65,511	64,197	51,941
Gross profit	104,861	100,476	80,761
Operating costs and expenses:
Selling, general and administrative	38,804	47,086	34,600
Product development and engineering	36,790	32,833	27,586
Intangible amortization	1,298	1,607	2,840
Changes in the fair value of contingent earn-out obligations	—	—	(33)
Total operating costs and expenses	76,892	81,526	64,993
Operating income	27,969	18,950	15,768
Interest expense	(1,199)	(1,517)	(1,559)
Non-operating income, net	94	113	423
Investment impairments and credit loss reserves	(246)	(1,319)	(3,630)
Income before taxes and equity in net gains (losses) of equity method investments	26,618	16,227	11,002
Provision for taxes	3,198	914	1,359
Net income before equity in net gains (losses) of equity method investments	23,420	15,313	9,643
Equity in net gains (losses) of equity method investments	78	318	(11)
Net income	23,498	15,631	9,632
Net loss attributable to noncontrolling interest	(2)	(25)	(3)
Net income attributable to common stockholders	$23,500	$15,656	$9,635

Earnings per share:
Basic	$0.36	$0.24	$0.15
Diluted	$0.36	$0.24	$0.15

Weighted average number of shares used in computing earnings per share:
Basic	65,089	65,035	65,589
Diluted	66,110	66,085	66,174

SEMTECH CORPORATION CONDENSED CONSOLIDATED BALANCE SHEETS (in thousands) (unaudited)

	May 2, 2021	January 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$258,219	$268,891
Accounts receivable, net	66,518	70,433
Inventories	93,919	87,494
Prepaid taxes	16,397	22,083
Other current assets	26,309	25,827
Total current assets	461,362	474,728
Non-current assets:
Property, plant and equipment, net	131,255	130,934
Deferred tax assets	25,413	25,483
Goodwill	351,141	351,141
Other intangible assets, net	10,448	11,746
Other assets	89,998	88,070
Total assets	$1,069,617	$1,082,102

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$51,195	$50,189
Accrued liabilities	45,317	59,384
Total current liabilities	96,512	109,573
Non-current liabilities:
Deferred tax liabilities	955	976
Long term debt	175,316	179,195
Other long-term liabilities	92,349	93,405
Stockholders’ equity	704,277	698,743
Noncontrolling interest	208	210
Total liabilities & equity	$1,069,617	$1,082,102

SEMTECH CORPORATION CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS AND SUPPLEMENTAL INFORMATION (in thousands) (unaudited)

	Three Months Ended
	May 2, 2021	April 26, 2020
Net income	$23,498	$9,632

Net cash provided by operations	32,585	26,083
Net cash used in investing activities	(8,655)	(11,560)
Net cash used in financing activities	(34,602)	(38,900)
Net decrease in cash and cash equivalents	(10,672)	(24,377)
Cash and cash equivalents at beginning of period	268,891	293,324
Cash and cash equivalents at end of period	$258,219	$268,947

	Three Months Ended
	May 2, 2021	January 31, 2021	April 26, 2020
	Q122	Q421	Q121
Free Cash Flow:
Cash Flow from Operations	$32,585	$27,254	$26,083
Net Capital Expenditures	(5,760)	(10,561)	(7,672)
Free Cash Flow	$26,825	$16,693	$18,411

SEMTECH CORPORATION SUPPLEMENTAL INFORMATION: RECONCILIATION OF GAAP TO NON-GAAP RESULTS (in thousands, except per share data) (unaudited)

	Three Months Ended
	May 2, 2021	January 31, 2021	April 26, 2020
	Q122	Q421	Q121
Gross Margin–GAAP	61.5%	61.0%	60.9%
Share-based compensation	0.5%	0.5%	0.4%
Adjusted Gross Margin (Non-GAAP)	62.0%	61.5%	61.3%

	Three Months Ended
	May 2, 2021	January 31, 2021	April 26, 2020
	Q122	Q421	Q121
Selling, general and administrative–GAAP	$38,804	$47,086	$34,600
Share-based compensation	(7,359)	(12,136)	(5,959)
Transaction and integration related	177	(245)	(85)
Restructuring and other reserves	—	(926)	—
Litigation cost, net of recoveries	(540)	(454)	(146)
Adjusted selling, general and administrative (Non-GAAP)	$31,082	$33,325	$28,410

	Three Months Ended
	May 2, 2021	January 31, 2021	April 26, 2020
	Q122	Q421	Q121
Product development and engineering–GAAP	$36,790	$32,833	$27,586
Share-based compensation	(3,762)	(3,980)	(2,890)
Transaction and integration related	—	—	87
Restructuring and other reserves	—	114	—
Adjusted product development and engineering (Non-GAAP)	$33,028	$28,967	$24,783

	Three Months Ended
	May 2, 2021	January 31, 2021	April 26, 2020
	Q122	Q421	Q121
Operating Margin–GAAP	16.4%	11.5%	11.9%
Share-based compensation	6.9%	10.3%	7.1%
Intangible amortization	0.8%	1.0%	2.1%
Transaction and integration related	(0.1)%	0.1%	—%
Restructuring and other reserves	—%	0.5%	—%
Litigation cost, net of recoveries	0.3%	0.3%	0.1%
Adjusted Operating Margin (Non-GAAP)	24.3%	23.7%	21.2%

SEMTECH CORPORATION SUPPLEMENTAL INFORMATION: RECONCILIATION OF GAAP TO NON-GAAP RESULTS (CONTINUED) (in thousands, except per share data) (unaudited)

	Three Months Ended
	May 2, 2021	January 31, 2021	April 26, 2020
	Q122	Q421	Q121
GAAP net income attributable to common stockholders	$23,500	$15,656	$9,635
Adjustments to GAAP net income attributable to common stockholders:
Share-based compensation	11,839	16,883	9,379
Intangible amortization	1,298	1,607	2,840
Transaction and integration related	(177)	245	(2)
Restructuring and other reserves	—	812	—
Litigation cost, net of recoveries	540	454	146
Changes in the fair value of contingent earn-out obligations	—	—	(33)
Investment (gains), losses, reserves and impairments, net	(84)	860	3,630
Total Non-GAAP adjustments before taxes	13,416	20,861	15,960
Associated tax effect	(2,006)	(2,609)	(2,572)
Equity in net (gains) losses of equity method investments	(78)	(318)	11
Total of supplemental information, net of taxes	11,332	17,934	13,399
Non-GAAP net income attributable to common stockholders	$34,832	$33,590	$23,034

Diluted GAAP earnings per share	$0.36	$0.24	$0.15
Adjustments per above	0.17	0.27	0.20
Diluted non-GAAP earnings per share	$0.53	$0.51	$0.35

SEMTECH CORPORATION RECONCILIATION OF GAAP TO NON-GAAP OUTLOOK Second Quarter of Fiscal Year 2022 Outlook (in millions, except per share data)

	Q2 FY22 Outlook
	August 1, 2021
	Low	High
Gross Margin–GAAP	61.3%	62.3%
Share-based compensation	0.4%	0.4%
Adjusted Gross Margin (Non-GAAP)	61.7%	62.7%

	Low	High
Selling, general and administrative–GAAP	$41.6	$42.6
Share-based compensation	(8.1)	(8.1)
Transaction and integration related	(0.5)	(0.5)
Adjusted selling, general and administrative (Non-GAAP)	$33.0	$34.0

	Low	High
Product development and engineering–GAAP	$35.0	$36.0
Share-based compensation	(4.0)	(4.0)
Adjusted product development and engineering (Non-GAAP)	$31.0	$32.0

	Low	High
Diluted GAAP earnings per share	$0.40	$0.48
Share-based compensation	0.19	0.19
Transaction, restructuring, and acquisition related expenses	0.01	0.01
Amortization of acquired intangibles	0.02	0.02
Associated tax effect	(0.05)	(0.05)
Diluted adjusted earnings per share (Non-GAAP)	$0.57	$0.65

Contacts

Sandy Harrison
Semtech Corporation
(805) 480-2004
webir@semtech.com